SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 29, 2002
Date of Report (Date of Earliest Event Reported)

UTSTARCOM, INC.
(Exact name of registrant as specified in its charter)

Delaware	002-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California  94502

(Address of principal executive offices)  (Zip code)

(510) 864-8800
(Registrant’s telephone number, including area code)

Item 5.            Other Events.

        On August 29, 2002, UTStarcom, Inc. (“UTStarcom”) issued a press release announcing its repurchase of 6,000,000 shares of common stock from SOFTBANK Corp.  The press release is attached hereto in its entirety as Exhibit 99.1.

Item 7.            Financial Statements and Exhibits.

Exhibit 99.1	Press release entitled “UTStarcom Inc. to Repurchase 6 Million Shares of Its Common Stock From SOFTBANK Corp.,” dated August 29, 2002.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: August 30, 2002	By:	/s/ Michael J. Sophie
Name: Michael J. Sophie
Title: Chief Financial Officer

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED AUGUST 29, 2002

Exhibit	Description
99.1	Press release entitled “UTStarcom Inc. to Repurchase 6 Million Shares of Its Common Stock From SOFTBANK Corp.,” dated August 29, 2002.